Exhibit 99.1

NEWS BULLETIN
FROM:	RE:	Path 1 Network Technologies Inc. 6215 Ferris Square, Suite 140 San Diego, CA 92121 Amex: PNOT.PK

For Further Information:

AT FINANCIAL RELATIONS BOARD:

Lasse Glassen

General Information

(310) 854-8313

FOR IMMEDIATE RELEASE

September 1, 2006

PATH 1 NETWORK TECHNOLOGIES COMPLETES $405,000 PRIVATE

PLACEMENT

SAN DIEGO, CA, September 1, 2006 – Path 1 Network Technologies (OTC: PNOT.PK), a leading provider of video networking products that enable the transmission of broadcast-quality video over IP networks, today announced that the Company has secured $405,000 in a private placement with certain accredited investors.

The financing consists of the issuance of 1,620,000 of the Company’s Common Stock to existing accredited stockholders. In addition, the Company’s President and Chief Executive Officer, Thomas Tullie, waived compensation amounting to $40,500 and each member of the Company’s Board of Directors waived monthly cash compensation for the entire year for an aggregate amount of $96,000.

“We are pleased to have completed this private placement from an investor group made up entirely of existing Path 1 investors,” said Mr. Tullie. “I believe this investment by our largest shareholders represents a vote of confidence in our strategic direction and vision to successfully compete in the emerging video over IP equipment market. Furthermore, as a clear indication that Path 1’s senior leadership and Board are unified in our commitment, we have volunteered to forgo a sizable portion of compensation to help cut expenses and put the Company on the path achieving our business objectives.”

In connection with the financing, The Company issued to Laurus Master Fund, Ltd. A warrant to purchase up to an aggregate of 350,000 shares of common stock of the Company with an exercise price of $0.50 per share in exchange for certain waivers under its exit sing agreements with the Company. The warrant is exercisable until August 29, 2011 and may be exercised by Laurus only pursuant to a cash payment.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. is the pioneer and leading provider of video gateway products that enable the conversion and distribution of real-time, broadcast-quality video over Internet Protocol (IP) through both public

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Path 1 Network Technologies Inc.

and private networks. From the delivery of live MPEG-2, MPEG-4, and VC-1 standard definition and high definition (HD) broadcasts to Video on Demand (VOD), Path 1’s video infrastructure platforms allow broadcasters, cable, telco, satellite and mobile operators to transmit high-quality point-to-point, multipoint and multiplexed video across town or around the world. To find out more about Path 1 Network Technologies Inc., visit our website at www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that we will require future financing, that our products might not achieve customer or market acceptance or that they might not perform as expected, that customer trials might not lead to future sales, that our sales might fluctuate between reporting periods and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.